SCHEDULE A
                             DATED JANUARY 18, 2008
                         AS LAST AMENDED ON MAY 19, 2010
                                     TO THE
                               ADVISORY AGREEMENT
                         DATED JANUARY 18, 2008 BETWEEN
                               RYDEX SERIES FUNDS
                                       AND
                              PADCO ADVISORS, INC.

The Trust will pay to the Adviser as compensation for the Adviser's services rendered, a fee, computed daily at an annual rate based on the average daily net assets of the respective Fund in accordance the following fee schedule:

FUND                                                                       RATE
----                                                                       ----
Nova ...................................................................   0.75%
Inverse S&P 500 Strategy ...............................................   0.90%
NASDAQ-100(R) ..........................................................   0.75%
Inverse NASDAQ-100(R) Strategy .........................................   0.90%
Mid-Cap 1.5x Strategy ..................................................   0.90%
Russell 2000(R) 1.5x Strategy ..........................................   0.90%
Government Long Bond 1.2x Strategy .....................................   0.50%
Inverse Government Long Bond Strategy ..................................   0.90%
Europe 1.25x Strategy ..................................................   0.90%
Japan 2x Strategy ......................................................   0.75%
S&P 500 Pure Value .....................................................   0.75%
S&P 500 Pure Growth ....................................................   0.75%
S&P MidCap 400 Pure Value ..............................................   0.75%
S&P MidCap 400 Pure Growth .............................................   0.75%
Inverse Mid-Cap Strategy ...............................................   0.90%
S&P SmallCap 600 Pure Value ............................................   0.75%
S&P SmallCap 600 Pure Growth ...........................................   0.75%
Inverse Russell 2000(R) Strategy .......................................   0.90%
Strengthening Dollar 2x Strategy .......................................   0.90%
Weakening Dollar 2x Strategy ...........................................   0.90%
U.S. Government Money Market ...........................................   0.50%
High Yield Strategy ....................................................   0.75%
Inverse High Yield Strategy ............................................   0.75%

FUND                                                                       RATE
----                                                                       ----
Banking ................................................................   0.85%
Basic Materials ........................................................   0.85%
Biotechnology ..........................................................   0.85%
Consumer Products ......................................................   0.85%
Electronics ............................................................   0.85%
Energy .................................................................   0.85%
Energy Services ........................................................   0.85%
Financial Services .....................................................   0.85%
Health Care ............................................................   0.85%
Internet ...............................................................   0.85%
Leisure ................................................................   0.85%
Precious Metals ........................................................   0.75%
Real Estate ............................................................   0.85%
Retailing ..............................................................   0.85%
Technology .............................................................   0.85%
Telecommunications .....................................................   0.85%
Transportation .........................................................   0.85%
Utilities ..............................................................   0.85%
Commodities Strategy ...................................................   0.75%
All-Cap Opportunity ....................................................   0.90%
S&P 500 ................................................................   0.75%
Russell 2000(R) ........................................................   0.75%
Managed Futures Strategy ...............................................   0.90%


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

FUND                                                                       RATE
----                                                                       ----
All-Asset Moderate Strategy ............................................   0.00%
All-Asset Conservative Strategy ........................................   0.00%
All-Asset Aggressive Strategy ..........................................   0.00%
International Opportunity ..............................................   0.90%
Global 130/30 Strategy .................................................   1.05%
LONG SHORT EQUITY STRATEGY FUND ........................................   0.90%

FUND                                                                       RATE
----                                                                       ----
Alternative Strategies Allocation ......................................   0.00%
Global Market Neutral ..................................................   1.20%
Long/Short Commodities Strategy ........................................   0.90%
EVENT DRIVEN AND DISTRESSED STRATEGIES .................................   0.90%
ALTERNATIVE STRATEGIES .................................................   0.90%
LONG SHORT INTEREST RATE STRATEGY FUND .................................   0.75%

                          ADDITIONS ARE NOTED IN BOLD.


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